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                Exhibit 23.2 Consent of Davis, Sita & Company



                         Davis, Sita & Company





To:  Board of Directors of View Systems, Inc.




     We hereby consent to the inclusion in amended Form SB-2 of our report dated June 2, 2000 related to the financial statements of Eastern Tech Manufacturing Corp., Inc. for the years ended June 30, 1998 and 1997.




                                     /s/ Davis, Sita & Company




Baltimore, Maryland
June 5, 2000